Exhibit 10.4

Lease Contract

lessor: _________________________(Hereinafter referred to as Party A)

ID card: _________________________

Lessee: Jiangsu HUHU Electromechanical Technology Co., Ltd

ID card:

On the basis of voluntary, equality and mutual benefit, party A and Party B, after mutual agreement and clarifying the rights and obligations between both parties, enter into this contract for party A to lease the legally owned premises to Party B and Party

B to lease the premises to Party A.

1. Address of the house: 804, Unit 2, Building 13, Third Community, Zuoling New Town, Gaoxin Avenue, Wuhan, ordinary housing.

2. Lease term and agreement

（1）The lease term of the house is one year from June 20, 2024 to December 20, 2024.

（2）House rent: 2000 yuan per month, and a deposit of 2000 yuan, a total of 12000 yuan.

（3）Party B promises to Party A that the rental house is only used as ordinary housing, and no pets are allowed.

（4）The property fees, water and electricity fees, gas fees and parking fees during the validity period of this contract shall be paid by Party B. On the date of signing this contract, both parties shall clear the figures of each meters.

（5）Upon the expiration of the lease term, Party A has the right to take back the leased premises, and Party B shall return the premises as scheduled. If Party B requests to renew the lease, then it must notify Party A within one month before the expiration of the lease term, and a new lease contract shall be signed with the consent of Party A.

（6）The following items included in but not limited to the premises shall be owned by Party A and shall be provided to Party B for use during the lease term. Party B is in duty bound to maintain the following items to avoid damage outside use.

The whole house lighting system can be used normally, a kitchen stove, a smoke lampblack machine, a water heater, a full set of health Living surface basin, shower, toilet, etc.Three air conditioners, a set of 1.5 meter bed frame and a set of 1.8 meter bed frame (all equipped with Mattress), a 1.2-meter single bed.The master bedroom and the secondary bedroom each have an immovable wardrobe. One Set of study combination cabinet, a sitting room wine cabinet, six pairs of curtains. A dining table, six chairs, a set of combination sofas, a TV cabinet, a tea table. A two-door refrigerator, a fully automatic washing machine.

3. Repair and use of the house

During the lease term, Party A shall guarantee the safe use of the leased premises. Party B shall reasonably use the leased premises house and its ancillary facilities. If the premise and facilities are damaged due to improper use, Party B shall be responsible for the repair or giving financial compensation.

4. Transfer and sublease of the house

During the lease term, Party B shall not sublease or lend the leased premises without the written consent of Party A.

5. Provisions on the handling of Party B’s breach of contract

During the lease term, if Party B commits any of the following acts, Party A shall have the right to terminate the contract and take back the premises,and Party B shall pay 20% of the total contract rent to Party A as liquidated damages. If the liquidated damages paid by Party B are insufficient to cover party A’s damage, Party B shall also be responsible for the loss until all the losses are made up.

(1) Sublease or lend the premise to others without party A’s written consent of Party A;

(2) Without the consent of Party A, Party B remove or change the structure of the premise or damage the premise, and upon party A’s notice, it has not been corrected and repaired within the prescribed time limit;

(3) Alter the purpose of the lease or using the premises for illegal activities without authorization;

(4) Arent rent for more than one month;

If the lessee uses the house to engage in illegal activities, or defaults on the rent for more than 15 days, the leaser has the right to establish it unconditional recovery of the house.

Within the lease term, the lessee is the actual manager of the house, all the safety accidents occurred in the house are borne by the lessee, and have nothing to do with the lessor. The above circumstances include but are not limited to throwing objects from high altitude, improper use of water and electricity, falling in the rented house, causing using lessee and living resident casualties, the leaser will not bear any responsibility.

6. This agreement is made in duplicate, with each party holding one copy. It shall come into force upon signature.

Water, electricity and gas numbers when moving in:

Electricity____________ Water ____________ Gas____________

Signature of Party A:	Signature of Party B:

Contact information:	Contact information:

Date of signing:	Date of signing: